                                                                   EXHIBIT 10.12

                                PERSONAL GUARANTY

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, to induce IMAGE PROPERTIES, LLC (herein called "Lessor"), to enter into that certain Land and Building Lease with PALMETTO IMAGING, INC. (hereinafter referred to as "Lessee"), THE UNDERSIGNED GUARANTOR (hereinafter sometimes referred to as "Guarantor"), absolutely and unconditionally guarantees to Lessor the full and prompt payment when due, whether at maturity or earlier of the rent due by Lessee and all other obligations of Lessee and indebtedness under the Land and Building Lease (hereinafter referred to as the "Lease").

     The Undersigned guarantee to Lessor the payment and performance of each and every debt, liability and obligation of every type and description which Lessee may now or at any time hereafter owe to Lessor (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Indebtedness").

     The Undersigned further acknowledges and agrees with Lessor that:

          1. No act or thing need occur to establish the liability of the Undersigned hereunder, and no act or thing, except full payment and discharge of all indebtedness and obligations of Lessee, shall in any way exonerate the Undersigned or modify, reduce, limit or release the liability of the Undersigned hereunder.

          2. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Undersigned, until all amounts due under the Lease and all obligations of Lessee are satisfied in full.

          3. If any of the Undersigned Guarantor voluntarily commences or there is commenced involuntarily against the Undersigned a case under the United States Bankruptcy Code, the full amount of all indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof and Lessor shall have a right to terminate the Lease with thirty
(30) days' notice unless Lessee arranges another satisfactory guarantor for the Leases in the sole discretion of Lessee.

          4. The Undersigned will pay or reimburse Lessor for all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lessor in connection with the protection, defense or enforcement of this guaranty in any litigation or bankruptcy or insolvency proceedings to the extent Lessor prevails therein.

          5. It is agreed that Lessor may, but shall not be obligated to, enter into amendments, modifications and extensions of the Lease, without any notice to the Undersigned and it is agreed that such amendments, modifications and extensions will not affect the validity of this Lease.

          IN WITNESS WHEREOF, the undersigned have executed this Guaranty this 17th day of February, 1995.

WITNESSES:                       GUARANTOR:
                                 MQ ASSOCIATES, INC.

/s/ ATHY PARDINAS                BY: /s/ J. KENNETH LUKE
-------------------              ------------------------
Athy Pardinas                    J. Kenneth Luke
                                 Its: President


/s/ AMY MCGRATH
-------------------
Amy McGrath

                                   SCHEDULE I

    SCHEDULE IDENTIFYING DOCUMENTS OMITTED AND MATERIAL DIFFERENCES IN THESE
               DOCUMENTS FROM THE AGREEMENT FILED AS EXHIBIT 10.12

            LESSEE                      DATE OF AGREEMENT
Montgomery Open MRI, Inc.              November 1, 2001
Open MRI of Panama City                February 14, 2000
Sun View Imaging, Inc.                 January 1, 1994
West Columbia II                       January 15, 1994
Open MRI & Imaging of Albany, Inc.     February 1, 1999
Lexington Open MRI, Inc.               April 1, 1998
Open MRI or Albany II, Inc.            February 2, 2001
Dothan Diagnostic Imaging, Inc.        February 1, 1998
Dothan Diagnostic Imaging II, Inc.     March 28, 2001
Anderson Diagnostic Imaging, Inc.      July 11, 1997
Asheville Open MRI, Inc.               July 1, 1998
Open MRI & Imaging of Athens, Inc.     February 1, 1998
BioImaging, Inc.                       December 10, 1995
Carolina Imaging Center, Inc.          June 30, 1994
Chattanoga Diagnostic Imaging, Inc.    December 1, 1997
Open MRI & Imaging of Conyers, Inc.    January 1, 1999
Open MRI of Fort Walton                June 12, 2000
Mobile Open MRI, Inc.                  April 1, 1997